Exhibit 5.1

MASLON LLP

November 14, 2018

Creative Realities, Inc.

13100 Magisterial Drive, Suite 100

Louisville, KY 40223

Ladies and Gentlemen:

We have acted as counsel to Creative Realities, Inc., a Minnesota corporation (the “Company”), in connection with the offer and sale of an aggregate of up to 1,666,667 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants to purchase up to 833,333 shares of Common Stock (the “Warrants” and the shares underlying the Warrants, the “Warrant Share”), which securities include any securities that may be issued pursuant to an over-allotment option of the Underwriter (as defined below).

The Common Stock, the Warrants and the Warrant Shares are registered on a registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 25, 2018 (File No. 333-225876) (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions expressed below, we have examined (a) the certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”); (b) the bylaws of the Company; (c) the Registration Statement; (d) the prospectus included in the Registration Statement (the “Prospectus”); (e) resolutions of the Board of Directors of the Company; (f) the form of Investor Warrant filed as Exhibit 4.3 to the Registration Statement; (g) the form of Warrant Agreement among the Company, Computershare Inc. and Computershare Trust Company, N.A. filed as Exhibit 4.5 to the Registration Statement; (h) the form of Underwriting Agreement between the Company and A.G.P./Alliance Global Partners filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); and (i) such other documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion. In addition, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof,

1. When the shares of Common Stock shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the shares of Common Stock will have been duly authorized by all necessary corporate action of the Company, and the shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When the Warrants have been duly executed and issued by the Company delivered against payment therefor in the manner contemplated by the Underwriting Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The Warrant Shares have been duly authorized and if, as, and when such shares are issued and delivered by the Company upon exercise of such Warrants in accordance with the terms thereof, including, without limitation, the payment in full of applicable consideration, such Warrant Shares will be validly issued, fully paid, and non-assessable.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein.

The opinions expressed herein are limited to the federal laws of the United States and the Minnesota Business Corporation Act. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon only by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Maslon LLP

MASLON LLP